Exhibit 99(l)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 24, 2016

The Gabelli Global Small and Mid Cap Value Trust

One Corporate Center

Rye, New York 10580-1422

RE:	The Gabelli Global Small and Mid Cap Value Trust Shelf Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to The Gabelli Global Small and Mid Cap Value Trust, a Delaware statutory trust (the “Company”), in connection with the Registration Statement on Form N-2 filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 14, 2015, under the Securities Act of 1933 (the “Securities Act”), as amended by pre-effective Amendment No. 1 to the Registration Statement being filed by the Company on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of an unspecified amount of securities of the Company consisting of: (i) common shares of the Company, par value $0.001 per share (the “Common Shares”); (ii) preferred shares of the Company, par value $0.001 per share, which may be issued in one or more series (the “Preferred Shares”); (iii) notes of the Company (the “Notes”), which may be issued in one or more series under one or more indentures proposed to be entered into by the Company and one or more trustees (each, a “Trustee”), the form of which is filed as an exhibit to the Registration Statement (each, an “Indenture”); (iv) subscription rights to purchase Common Shares and/or Preferred Shares (the “Subscription Rights”) which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein (each, a “Subscription Agent”). The Common Shares, Preferred Shares, Notes and Subscription Rights are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2.

The Gabelli Global Small and Mid Cap Value Trust

March 24, 2016

In rendering the opinions stated herein, we have examined and relied upon originals or copies of the following: (i) the Registration Statement; (ii) the Certificate of Trust of the Company, certified by the Secretary of State of the State of Delaware and certified by the Secretary of the Company (the “Certificate”), (iii) the Amended and Restated Agreement and Declaration of Trust of the Company, dated as of August 21, 2013, as amended and in effect as of the date hereof, certified by the Secretary of the Company (the “Charter”); (iv) the By-laws of the Company, as amended and in effect as of the date hereof, certified by the Secretary of the Company (the “By-Laws”); and (v) certain resolutions of the Board of Trustees of the Company (the “Board of Trustees”) relating to the issuance, sale and registration of the Offered Securities, certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have assumed that each of the Indentures and Subscription Agreements have been or will be duly authorized, executed and delivered by the Trustees or Subscription Agents, as the case may be, and that any Notes or Subscription Rights that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustees or Subscription Agents, as the case may be.

As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Offered Securities, will not violate, conflict with, contravene or constitute a default under (i) any agreement or instrument to which the Company is subject; (ii) any law, rule or regulation to which the Company is subject; or (iii) any judicial or regulatory order or decree of any governmental authority. We have also assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the enforceability against the Company of Offered Securities, will not require any consent, approval, license, authorization or validation of, or filing, recording or registration

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March 24, 2016

with any governmental authority. We have further assumed that the Certificate, Charter and Bylaws are the only governing instruments, as defined under the Delaware Statutory Trust Act (the “DSTA”), of the Company. We have also assumed that if a holder of Common Shares or Preferred Shares requests a certificate representing such holder’s Common Shares and/or Preferred Shares, such certificate will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares or Preferred Shares, as the case may be, and registered by such transfer agent or registrar.

Our opinions set forth herein are limited to the DSTA and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any Common Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, an “at the market” offering or other offering with underwriters or agents, the underwriting, sales agent or other agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary statutory trust action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters; (v) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Charter and the By-Laws so as not to violate any applicable law, the Charter or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the Offered Common Shares are duly entered into the share record books of the Company and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any Common Shares duly issued upon conversion, exchange or exercise of any Preferred Shares, Notes or Subscription Rights registered on the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement, if any, with respect to

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the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Shares, Notes or Subscription Rights, as the case may be, will be duly authorized by all requisite statutory trust action on the part of the Company under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Common Share.

2. With respect to any Preferred Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary statutory trust action to fix and determine the terms of the Offered Preferred Shares, and the consideration to be received therefor and related matters, including the adoption of a Statement of Preferences for the Offered Preferred Shares; (v) the terms of the issuance and sale of the Offered Preferred Shares have been duly established in conformity with the Charter, including the Statement of Preferences relating to the Offered Preferred Shares, and the By-Laws so as not to violate any applicable law, the Charter or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the Offered Preferred Shares are duly entered into the share record books of the Company and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any Preferred Shares, Notes or Subscription Rights offered under the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement, if any, with respect to the Offered Preferred Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Shares, Notes or Subscription Rights, as the case may be, will be duly authorized by all requisite statutory trust action on the part of the Company under the DSTA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Preferred Share.

3. With respect to any series of Notes to be offered by the Company pursuant to the Registration Statement (the “Offered Notes”), when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Notes has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered

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March 24, 2016

Notes are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Notes has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary statutory trust action to approve the issuance and terms of the Offered Notes and related matters; (v) the Indenture and any supplemental indenture in respect of such Offered Notes have been duly executed and delivered by each party thereto; (vi) the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee has been duly filed as an exhibit to the Registration Statement; (vii) the terms of the Offered Notes and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Notes so as not to violate any applicable law, the Charter or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (viii) the Offered Notes have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Notes and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Notes (including any Notes duly issued upon conversion of any Notes), when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Notes and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Notes that may be unenforceable, (e) requirements that a claim with respect to any Offered Notes denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4. With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary pre-effective and post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Subscription Rights are to be sold pursuant to a firm commitment underwritten offering, the

The Gabelli Global Small and Mid Cap Value Trust

March 24, 2016

underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Trustees, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary statutory trust action to approve the issuance and terms of the Offered Subscription Rights, the applicable Subscription Rights Agreement and related matters, including setting forth the terms of the Subscription Rights in a Subscription Rights Certificate; (v) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement, Subscription Rights Certificate, the Charter and the By-Laws of the Company, so as not to violate any applicable law, the Charter or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Agent; (vi) the Common Shares and/or Preferred Shares relating to such Offered Subscription Rights have been duly authorized for issuance; and (vii) the Offered Subscription Rights have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Subscription Rights Agreement and Subscription Rights Certificate in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Subscription Rights, when issued and sold in accordance with the applicable Subscription Rights Agreement, Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP